                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.


                           SCHUFF STEEL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              SCHUFF STEEL COMPANY
                           1841 WEST BUCHANAN STREET
                             PHOENIX, ARIZONA 85009
                            ------------------------
                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998

                            ------------------------

To Our Stockholders:

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Schuff Steel Company (the "Company") will be held at 10:00 a.m., Arizona Time, on Tuesday, June 16, 1998, at the Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, for the following purposes:

        1. To elect five directors to the Board of Directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

        2. To amend the Schuff Steel Company 1997 Stock Option Plan to increase the number of shares authorized for issuance thereunder from 600,000 to 1,600,000 and to make certain other conforming amendments;

        3. To approve adoption of the Schuff Steel Company 1998 Director Compensation Plan;

        4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its year ending December 31, 1998; and

        5. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on May 1, 1998 (the "Record Date"), to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting for examination by any stockholder. The stockholder list will be available for inspection at the Company's principal office in Phoenix, Arizona from June 6, 1998 until the Annual Meeting, and at the Annual Meeting on June 16, 1998. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders for the year ended December 31, 1997, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          KENNETH F. ZYLSTRA
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary
Phoenix, Arizona
May 28, 1998

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                                 [SCHUFF LOGO]

                              SCHUFF STEEL COMPANY
                           1841 WEST BUCHANAN STREET
                             PHOENIX, ARIZONA 85009

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                  FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 16, 1998

     This Proxy Statement is furnished to the stockholders of Schuff Steel Company (the "Company") in connection with the solicitation of proxies to be used in voting at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 16, 1998 at 10:00 a.m., at the Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials relating to the Annual Meeting are first being mailed on or about May 28, 1998.

RECORD DATE AND VOTING SECURITIES

     The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on May 1, 1998 (the "Record Date"), at which time the Company had issued and outstanding 7,003,700 shares of common stock, $0.001 par value per share (the "Common Stock"). The Common Stock constitutes the only class of outstanding voting shares of the Company.

QUORUM, PROXIES AND COUNTING VOTES

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business. An inspector of elections appointed by the Board of Directors shall determine the shares represented at the Annual Meeting and the validity of proxies and shall count all votes. Determinations of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting. The vote on each proposal submitted to stockholders is tabulated separately. Each stockholder of record on the Record Date is entitled to one vote on each proposal that comes before the Annual Meeting for each share then held. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present or represented for purposes of determining both (i) the presence or absence of a quorum for the Annual Meeting and (ii) the total number of shares entitled to vote. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal or has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

     All shares represented by valid proxies will be voted in accordance with the directions specified on each proxy. Any proxy on which no direction is specified will be voted FOR Proposals 1, 2, 3 and 4. By returning the proxy, a stockholder also authorizes management to vote the stockholder's shares in accordance with management's best judgment in response to other proposals that properly come before the Annual Meeting or any adjournment thereof. Management of the Company currently knows of no other proposals to come before the Annual Meeting.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised at the Annual Meeting by (i) submitting a duly executed proxy dated subsequent to the original proxy, (ii) attending the Annual Meeting and voting in person or (iii) sending written notice of revocation to the Secretary of the Company at 1841 West Buchanan Street, Phoenix, Arizona 85009. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

SOLICITING PROXIES

     The expenses of soliciting proxies to be voted at the Annual Meeting, including the cost of preparing, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Annual Report and the accompanying proxy card, will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its agents may also solicit proxies by mail, telephone, facsimile, telegraph or in person. The Company has also retained Corporate Investor Communications, Inc. 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist in the solicitation of proxies, for an approximate cost of $750, plus reasonable expenses. Brokers and other persons holding stock in their names, or in the names of nominees, will be requested to forward proxy material to the beneficial owners of the stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

     The information included herein should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, independent auditors' reports and other information included in the Company's 1997 Annual Report to Stockholders that was mailed with this Proxy Statement to all stockholders of record on the Record Date.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the Annual Meeting, stockholders will be asked to elect five directors to the Board of Directors, each to serve until the 1999 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever first occurs. The Board of Directors has nominated David A. Schuff, Scott A. Schuff, Kenneth F. Zylstra, Edward M. Carson and Dennis DeConcini for election as directors at the Annual Meeting. Each of the nominees was duly elected by the stockholders in connection with the Company's reincorporation in Delaware in May 1997 or was elected in conjunction with the closing of the Company's initial public offering in July 1997, and is currently serving as a director. All of the nominees have agreed to serve if elected. If either of them becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy will be voted for the election of such other person or persons as are nominated by the Board of Directors.

     The Company does not have a standing nominating committee. The function of nominating directors is carried out by the entire Board of Directors.

     Pursuant to the Company's Bylaws, a stockholder may nominate persons for election as director, provided that the stockholder (i) is a stockholder of record at the time of giving notice of the nomination and is entitled to vote at the meeting of stockholders to which the nomination relates and (ii) complies with the notice procedures of Article 2 of the Bylaws. That Article provides that the nominating stockholder must deliver written notice of the nomination to the Company's Secretary at least 120 days prior to the anniversary date of the immediately preceding annual meeting unless the annual meeting is called for a date that is not within 30 days prior to or after such anniversary, in which case the notice must be received not later than the tenth day following the date on which notice of the annual meeting was mailed to stockholders or public disclosure of the date of such meeting was made, whichever first occurs. The required notice must contain certain information, including without limitation information about the nominee and the stockholder making such nomination and their respective stock holdings, a representation that the nominating stockholder will appear in person at the annual meeting to nominate such nominee and a description of any arrangements or understandings between the stockholder and the nominee, as prescribed in the Bylaws.

     The deadline for a stockholder to deliver notice of a nomination for the election of directors at the 1998 Annual Meeting of Stockholders was February 17, 1998. No nominations were received from any stockholder for the Annual Meeting.

VOTE REQUIRED

     Directors are elected by a plurality of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR the nominees or WITHHELD. In addition, a stockholder may indicate that he or she is voting FOR the nominees except for any nominee(s) specified in writing on the proxy card. The five nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     Information concerning the director nominees is set forth below.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

            INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

     Information concerning the names, ages, positions with the Company and business experience of the Company's current directors, all of whom are director nominees, and executive officers as of April 15, 1998, is set forth below:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
David A. Schuff...........................  67     Chairman of the Board of Directors
Scott A. Schuff...........................  39     President, Chief Executive Officer and
                                                   Director
Kenneth F. Zylstra........................  56     Vice President, Chief Financial Officer,
                                                     Secretary, Treasurer and Director
Edward M. Carson(1)(2)....................  68     Director
Dennis DeConcini(1)(2)....................  60     Director

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     DAVID A. SCHUFF has served as the Chairman of the Board of Directors since its inception and is a co-founder of the Company. Mr. Schuff served as President and Chief Executive Officer of the Company from its founding in 1976 to 1995. Mr. Schuff has been involved in the steel fabrication and erection business in a number of capacities since 1958. David A. Schuff is the father of Scott A. Schuff.

     SCOTT A. SCHUFF is the President and Chief Executive Officer of the Company, a co-founder of the Company, and a member of its Board of Directors. Mr. Schuff has served in numerous capacities with the Company since its founding in 1976, has been a member of the Board of Directors since 1976 and has been the President and Chief Executive Officer since 1995. Scott A. Schuff is the son of David A. Schuff.

     KENNETH F. ZYLSTRA has served as Vice President and Chief Financial Officer of the Company since 1983, and has been an officer of Schuff since 1979. Mr. Zylstra has served as a director of the Company since the closing of the Company's initial public offering in July 1997. Prior to 1979, Mr. Zylstra was associated with Ernst & Young (then Ernst & Ernst). Mr. Zylstra received a B.B.A. Degree in Public Accounting from Loyola University Chicago, and is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Construction Financial Management Association.

     EDWARD M. CARSON has served as a director of the Company since the closing of the Company's initial public offering in July 1997. Mr. Carson was the Chairman of the Board of Directors of First Interstate Bancorp, a bank holding company, from 1990 through April 1996, and was its Chief Executive Officer from 1990 through 1994. Mr. Carson currently is a director of Wells Fargo & Co., one of the largest bank holding companies in the western United States. Mr. Carson also serves as a director of Aztar Corporation, Castle & Cooke, Inc. and Terra Industries, Inc.

     DENNIS DECONCINI has served as a director of the Company since the closing of the Company's initial public offering in July 1997. Mr. DeConcini is a former United States Senator for Arizona and currently is a partner of Parry and Romani Associates, Inc., a consulting firm based in Washington, D.C., and is a partner of DeConcini McDonald Yetwin & Lacy, P.C., a law firm with offices in Tucson and Phoenix, Arizona, and in Washington, D.C. Mr. DeConcini is a director of Saf T Lok Incorporated. Mr. DeConcini also serves by appointment of the President of the United States on the Board of Directors of the Federal Home Loan Mortgage Corporation (Freddie Mac), a federally chartered mortgage finance corporation.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     BOARD OF DIRECTORS. During the year ended December 31, 1997, the Board of Directors of the Company met on one occasion. Each of the directors attended the meeting.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors and administers the Company's 1997 Stock Option Plan. The Compensation Committee was not formed until October 1997 and did not formally meet in 1997.

     AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board concerning the selection and retention of outside auditors for the Company, reviews the financial statements of the Company, oversees the establishment and implementation of such systems of internal accounting and auditing control as it deems appropriate and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews certain proposals for major transactions. The Audit Committee was first formed in October 1997 and did not formally meet in 1997.

     OTHER COMMITTEES. The Company does not maintain a standing nominating committee or other committee performing similar functions.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors consists of Edward M. Carson and Dennis DeConcini. No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during the prior year or was formerly an officer or employee of the Company or any of its subsidiaries. During the year ended December 31, 1997, none of the executive officers of the Company served on the compensation committee of any other entity, any of whose directors or executive officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company. Since the Compensation Committee was not formed until October 1997, during the year ended December 31, 1997 the compensation decisions of the Company were made by its Board of Directors, which included Mr. David A. Schuff, Mr. Scott A. Schuff and Mr. Kenneth F. Zylstra, all of whom are executive officers of the Company. Scott A. Schuff and David A. Schuff maintained certain business relationships and were engaged in certain transactions with the Company and affiliated parties during 1997. See "Certain Transactions and Relationships" herein.

                             DIRECTOR COMPENSATION

     As compensation for their services to the Company, including their attendance at meetings of the Board of Directors and committees of the Board of which they are members, each non-employee director of the Company received options to purchase 7,500 shares of Common Stock upon his appointment to the Board of Directors at the closing of the Company's initial public offering in July 1997. The exercise price of such options is $8.00 per share, the initial public offering price of the Common Stock. All of the stock options will vest one year after the date of grant. The options were granted pursuant to the Company's 1997 Stock Option Plan. Each non-employee director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and committee meeting.

     If approved by the stockholders, non-employee directors will be eligible in 1998 and thereafter to receive annual stock or stock option grants and cash compensation under the Company's 1998 Director Compensation Plan. See Proposal 3, "Approval of Schuff Steel Company 1998 Director Compensation Plan" below.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997 and 1996 of those persons who were, at December 31, 1997 (i) the Chief Executive Officer of the Company and (ii) the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                 -----------------------------------------------------
                                     ANNUAL COMPENSATION                  AWARDS
                               -------------------------------   -------------------------   PAYOUTS
                                                                 RESTRICTED                  -------
                                                  OTHER ANNUAL     STOCK       SECURITIES     LTIP
NAME AND PRINCIPAL             SALARY    BONUS    COMPENSATION   AWARDS(S)     UNDERLYING    PAYOUTS      ALL OTHER
POSITION                YEAR     ($)      ($)         ($)           ($)       OPTIONS/SARS     ($)     COMPENSATION(1)
------------------      ----   -------   ------   ------------   ----------   ------------   -------   ---------------
Scott A. Schuff.......  1997   260,010   30,000      5,334          --            --           --              --
  President and Chief   1996   260,008   22,000      5,089          --            --           --              --
  Executive Officer
David A. Schuff.......  1997   296,412   30,000      4,861          --            --           --              --
  Chairman of the       1996   296,411   22,825      4,890          --            --           --              --
  Board of Directors
Kenneth F. Zylstra(2).  1997   123,193   40,000      4,212          --            --           --           1,593
  Vice President,       1996   115,155   51,025      4,615          --            --           --           1,218
  Chief Financial
  Officer, Treasurer
  and Secretary

---------------
(1) The amounts shown in this column represent the dollar value of contributions made by the Company to the Company's 401(k) retirement savings plan for the benefit of the Named Executive Officers.

(2) The amounts shown exclude $62,445 paid in 1997 to Mr. Zylstra pursuant to the Company's Supplemental Retirement and Deferred Compensation Plan, which was terminated in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the Named Executive Officers of the Company during the fiscal year ended December 31, 1997. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights ("SARs").

                                                   INDIVIDUAL GRANTS
                                    -----------------------------------------------
                                                  PERCENT OF                          POTENTIAL REALIZABLE
                                    NUMBER OF       TOTAL                               VALUE AT ASSUMED
                                    SECURITIES     OPTIONS/                           ANNUAL RATE OF STOCK
                                    UNDERLYING       SARS       EXERCISE                APPRECIATION FOR
                                     OPTIONS/     GRANTED TO     PRICE     EXPIRA-       OPTION TERM(2)
                                       SARS      EMPLOYEES IN     (PER       TION     ---------------------
NAME                                 GRANTED     FISCAL YEAR     SHARE)      DATE        5%          10%
----                                ----------   ------------   --------   --------   ---------   ---------
Scott A. Schuff(1)................        --           --           --           --         --          --
David A. Schuff(1)................        --           --           --           --         --          --
Kenneth F. Zylstra................    40,000        11.57%       $5.00     02/05/07   $125,779    $318,748

---------------
(1) Neither Scott A. Schuff nor David A. Schuff participated in the Company's 1997 Stock Option Plan in 1997.

(2) In accordance with Securities and Exchange Commission rules, the figures in the first row of the "5%" and "10%" columns of this table for Mr. Zylstra assume compounded annual stock price appreciation of 5% and 10%, respectively, based on a stock price of $5.00 per share, which was the assumed fair market value per share of the Common Stock on February 5, 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at December 31, 1997. None of the Named Executive Officers exercised any stock options in 1997 and the Company does not maintain an option or other stock based plan that provides for the grant of SARs.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                     OPTIONS/SARS AT               OPTIONS/SARS AT
                                   ACQUIRED                    FISCAL YEAR-END             FISCAL YEAR-END(1)
                                      ON       VALUE     ---------------------------   ---------------------------
              NAME                 EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
Scott A. Schuff..................    --         --           --               --           --                --
David A. Schuff..................    --         --           --               --           --                --
Kenneth F. Zylstra...............    --         --           --           40,000           --          $235,000

---------------
(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options on a specified date. The values reported are based on a closing price of the Common Stock on the Nasdaq National Market of $10.875 at December 31, 1997 and an exercise price of $5.00 per share for all of Mr. Zylstra's stock options.

                             EMPLOYMENT AGREEMENTS

     The Company currently does not have any employment contracts or severance agreements with any of its executive officers.

                         CHANGE OF CONTROL ARRANGEMENTS

     In the event the Company sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding under the Company's 1997 Stock Option Plan are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Company's Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of such acts.

     The Company established the Compensation Committee in October 1997, shortly before the close of the year ended December 31, 1997. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Messrs. Carson and DeConcini, each of whom is a non-employee director of the Company. As the Compensation Committee was recently formed and has not yet formally met, all compensation decisions to date have been made by the Board of Directors.

     The Company's basic compensation program for executive officers consists of annual payments of salary and bonuses and long-term incentives in the form of stock option grants. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose. Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, generally available to all employees of the Company.

     All of the Board's judgments during 1997, as in prior years, regarding the appropriate form and level of executive compensation payments and awards were ultimately based upon the Board's assessment of the Company's executive officers, the continuing demand for superior executive talent, the Company's overall performance and the Company's future objectives and challenges. The Company's philosophy is to pay base salaries to executives that reward such executives for ongoing performance throughout the year and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on the Company's financial results. Stock option grants give executives an opportunity to obtain equity in the Company and, because options result in minimal or no rewards if the Company's stock price does not appreciate but provide substantial rewards to executives if the Company's stock price appreciates, also provide an incentive for outstanding performance. The Board believes that this mix of short-term and long-term compensation components provides a balanced approach that enables the Company to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of the Company and ensures that the incentives of Company executives are aligned with the best interests of the stockholders.

     The Board establishes each executive's base salary at a level that is designed to reflect that executive's position and responsibility within the Company, to attract and retain highly qualified executives and to be competitive with similarly situated executives at steel services companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive's experience and performance during the past year.

     Bonuses are paid based upon the Board's judgment regarding the significance of the individual executive officer's contributions during a given year and the overall financial performance of the Company. The Company's bonus plan generally makes such bonuses substantially contingent upon the Company's achievement of certain objective performance goals related to revenue and net income, although the plan does not preclude discretionary bonuses based upon other factors, such as individual achievement.

     In February 1997, the Company adopted the Schuff Steel Company 1997 Stock Option Plan to provide key employees selected by the Board an opportunity to obtain an equity stake in the Company. Stock options are primarily designed to provide such employees with strong incentives for superior long-term performance. The exercisability of options is therefore conditioned upon the employee's continued employment by the Company for periods of time specified by the Board when these options are granted. Unexercised options are forfeited if the employee leaves the Company prior to the time such options vest or, if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to other employees within the Company and the individual employee's specific position at the Company and role in helping the Company to achieve its goals. No options were granted to David A. Schuff, the Chairman of the Board of Directors, or Scott A. Schuff, the Company's President and Chief Executive Officer, in 1997 due to the substantial equity interests in the Company already held by them. See "Security Ownership of Principal Stockholders and Management".

     The Board's decisions concerning the specific 1997 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted above, in all cases the Board's specific decisions involving 1997 executive officer compensation were ultimately based upon the Board's judgment regarding the individual executive officer's performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance the Company's long-term performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In 1997, the President, Chief Executive Officer and co-founder of the Company, Mr. Scott A. Schuff, received a base salary of $260,010 and a bonus of $30,000. Mr. Schuff's salary and bonus were determined based on his extraordinary contributions to the Company, the historical operating performance of the Company, the relation between Mr. Schuff's' contributions and the Company's growth and Mr. Schuff's' continuing contributions in his role as President and Chief Executive Officer. The Board believes that the success of the Company continues to be dependent to a great extent upon the efforts of Mr. Schuff.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In 1997, the Company did not pay compensation to any executive which was subject to Section 162(m).

     While the Compensation Committee has not yet formally met or determined its specific policies, it is anticipated that the Compensation Committee will adopt policies similar to the Board of Directors' existing policies and objectives concerning executive compensation.

                                          Edward M. Carson
                                          Dennis DeConcini

                                          As Members of the Compensation
                                          Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) the Company's Common Stock, (ii) the Standard & Poor's Small Cap 600 Stock Index ("S&P 600") and (iii) a peer group index selected by the Company (the "Peer Group"), from July 7, 1997 (the date of the Company's initial public offering) through December 31, 1997 (the end of the Company's fiscal year). The Peer Group was selected by the Company on an industry basis and consists of Ameron International Corporation, Chicago Bridge & Iron Company N.V., Fletcher Challenge Limited, Fluor Corporation, Foster Wheeler Corporation, Granite Construction Incorporated, Gulf Island Fabrication, Inc., Jacobs Engineering Group Inc., Meadow Valley Corporation, Northwest Pipe Company, Pitt-Des Moines, Inc., Simpson Manufacturing Co., Inc. and Stone & Webster Incorporated. The graph assumes that $100 was invested on July 7, 1997 in the Company's Common Stock and in each of the comparison indices, and assumes that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SCHUFF STEEL COMPANY,
                         THE S&P 600 AND THE PEER GROUP

                                    [GRAPH]

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)          SCHUFF STEEL CO         S&P 600           PEER GROUP
JUL-97                                  $100.00             $100.00             $100.00
1997                                    $135.94             $112.57             $ 80.29

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                                    SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)(2)                    BENEFICIALLY OWNED        PERCENT OWNED
------------------------------------------                    ------------------        -------------
David A. Schuff and Nancy A. Schuff(3)...................          2,550,000                36.4%
Scott A. Schuff(4).......................................          2,450,000                35.0%
Kenneth F. Zylstra(5)....................................              8,000               *
All directors and executive officers as a group
  (five persons)(6)......................................          5,008,000                71.5%

---------------
 *  Represents less than 1% of the Company's outstanding Common Stock.

(1) This information regarding beneficial ownership of the Company's Common Stock by certain beneficial owners and management of the Company is as of March 15, 1998. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of Common Stock subject to options, warrants, or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 7,000,000 shares of Common Stock outstanding as of March 15, 1998. The persons named in the table, to the Company's knowledge, have sole voting and sole dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of each of the listed stockholders is 1841 West Buchanan Street, Phoenix, Arizona 85009.

(3) 2,050,000 of these shares are owned by the Schuff Family Trust Under Trust Agreement dated June 28, 1983, as amended, and 500,000 of these shares are owned by the Schuff Irrevocable Trust Under Trust Agreement Dated December 31, 1996. David A. Schuff and Nancy A. Schuff, husband and wife, are co-trustees of each of the trusts and exercise voting and investment power over such shares.

(4) 2,250,000 of these shares are owned by the Scott A. Schuff Family Trust Under Trust Agreement dated March 12, 1992, as amended, and 200,000 of these shares are owned by the Scott A. Schuff Irrevocable Trust Under Trust Agreement dated December 31, 1996, as amended. Scott A. Schuff is the trustee of each of these trusts and exercises voting and investment power over such shares.

(5) The total for Mr. Zylstra includes 8,000 shares subject to unexercised options which are exercisable on March 15, 1998, or within 60 days thereafter.

(6) The total for all directors and officers as a group includes 8,000 shares subject to unexercised options which are exercisable on March 15, 1998 or within 60 days thereafter. The total for all directors and officers as a group does not include any unexercised options held by Edward M. Carson and Dennis DeConcini, directors of the Company, as such options are not exercisable until July 1998. See "Director Compensation" above.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Since its inception, the Company has maintained business relationships and engaged in certain transactions with the affiliated companies and parties described below. Since the closing of its initial public offering in July 1997, all transactions between the Company and its affiliated entities, executive officers, directors, or significant stockholders require the approval of a majority of the non-employee directors of the Company and are on terms that will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

     The Company leases its fabrication and office facilities from 19th Avenue/ Buchanan Limited Partnership, an Arizona limited partnership (the "Schuff Partnership"). The general and limited partners of the Schuff Partnership are David A. Schuff, Scott A. Schuff, and certain of their family members. David A. Schuff is a co-founder and the Chairman of the Board of Directors of the Company, and Scott A. Schuff is a Director and the President and Chief Executive Officer of the Company. David A. Schuff and Scott A. Schuff presently are the beneficial owners of approximately 71.4% of the issued and outstanding Common Stock of the Company. See "Security Ownership of Principal Stockholders and Management."

     In March 1997, the Company entered into a new lease agreement with the Schuff Partnership with respect to its primary fabrication facilities. These facilities include approximately 400,000 square feet of shop space under roof situated on approximately 26 acres. This new lease agreement was based upon a third party appraisal of the property and an assumed annual rate of return of 10%, which took into account the location and use of the property, potential tenants, comparable returns on similar properties and other relevant factors. The new lease increased the Company's annual rent payments from $264,000 in 1996 to $292,000 for 1997, $414,000 for 1998, $556,000 for 1999, $601,000 for 2000,
and $605,000 for each year thereafter, subject to increase in 2002 and every five years thereafter based on a Consumer Price Index formula, which represents an annual rent per square foot of improved space for 1997, 1998, 1999, 2000 and 2001 of $0.73, $1.04, $1.39, $1.50 and $1.51, respectively. The agreement also enabled the Company to extend the lease term to 20 years. The Company also is obligated under the lease to reimburse the Schuff Partnership an additional amount equal to any taxes incurred by it in connection with the lease payments, and is obligated to pay insurance and maintenance expenses. The term of this lease expires on February 28, 2017.

     In March 1997, the Company also entered into a lease agreement with the Schuff Partnership with respect to the recently acquired B&K Steel Fabrications, Inc. ("B&K Steel") property, consisting of approximately 145,000 square feet of covered fabrication, office, engineering and detailing facilities on approximately 23 acres. Based upon the same methodology described above, the Company entered into a lease with substantially similar terms for the property and equipment with annual rent payments of approximately $340,000 over 20 years, subject to increase every five years based on a Consumer Price Index formula, representing an annual rent per square foot of improved space of approximately $2.34. The rent was based upon a recent appraisal of the underlying property. The Company also is obligated to reimburse the Schuff Partnership for taxes incurred by it in connection with the lease payments. The term of the lease expires on February 28, 2017.

     Effective May 1, 1997, the Schuff Partnership leased to the Company approximately 22,000 square feet of additional office facilities adjacent to the Company's existing principal office and shop facilities. Based upon the same methodology described above, the Company entered into a lease with substantially similar terms for the property with annual rent payments of $135,000 over 20 years, subject to increase every five years based on a Consumer Price Index formula, representing an annual rent per square foot of improved space of approximately $6.14. The rent was based upon the purchase price of the property, which was determined by arm's-length negotiation with an unrelated seller. The Company is also obligated to reimburse the Schuff Partnership for taxes incurred by it in connection with the lease and is obligated to pay insurance and maintenance costs. This lease expires on April 30, 2017.

     In 1989, the Schuff Partnership borrowed $5,000,000 from a commercial bank in connection with its refinancing of the property on which the Company's principal facilities are located (the "Partnership Loan"). The Schuff Partnership in turn loaned $4,249,062 to the Company and the Company delivered to the Schuff Partnership a subordinated promissory note in that amount (the "Subordinated Loan"). As of March 31,

1998, the principal balance of the Subordinated Loan was $1,758,535. In April 1996, in connection with the refinancing of the Partnership Loan, the Company guaranteed repayment of the Schuff Partnership's indebtedness under that loan, which guarantee was released following the closing of the Company's initial public offering.

     The Company historically has made cash advances to its principal stockholders. Such advances have been evidenced by recourse promissory notes that are payable on demand after one year. As of December 31, 1997, there were no amounts owed by David A. Schuff or Scott A. Schuff under such notes. The Company discontinued the practice of advancing funds to its stockholders after the closing of its initial public offering.

     The Company currently purchases a portion of its steel inventory from Arizona Steel, Inc., an Arizona corporation ("Arizona Steel"). Scott A. Schuff owned a 75% interest in Arizona Steel during 1997 and sold such interest on January 1, 1998 . Arizona Steel is a steel distribution center formed in January 1997 that sells steel pieces to a number of fabrication contractors, one of approximately twenty from which the Company purchases steel from time to time. The Company purchases most of its steel inventory directly from various steel mills but from time to time purchases small quantities of steel from local steel distribution centers as a result of special needs that do not permit the lead time or volumes normally associated with mill purchases. The Company currently includes Arizona Steel among its list of suppliers, all of which bid for purchase orders by the Company on the basis of cost, availability and delivery. It is the Company's policy not to make purchases from Arizona Steel unless it offers the most competitive terms based on the factors listed above. In 1997, the Company purchased approximately $375,000 of steel from Arizona Steel, representing less than 2% of the steel purchased from all suppliers during that period.

           AMENDMENTS TO SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN

                                (PROPOSAL NO. 2)

GENERAL

     At the Annual Meeting, the Company will seek stockholder approval of amendments (the "Amendments") to the Schuff Steel Company 1997 Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance thereunder from 600,000 to 1,600,000 and to make certain other conforming changes. Such other conforming amendments will (i) increase the maximum number of options that may be granted to any one optionee from 300,000 (currently one half of the total number of options authorized under the Plan) to 800,000, in order to maintain such ratio, and (ii) to increase the maximum number of incentive stock options available under the Plan from 600,000 (currently all of the authorized options under the Plan) to 1,600,000. The Plan provides employees with an incentive to actively direct and contribute to the Company's growth by enabling them to acquire a proprietary interest in the Company. The Company's Board of Directors has approved, subject to stockholder approval, the Amendments to the Plan and has directed that the Amendments be submitted as a proposal for stockholder approval at the Annual Meeting. The Plan was originally adopted in February 1997.

     A copy of the Plan, as amended (subject to Stockholder approval) as proposed herein, is attached hereto as Appendix A and the description of the Plan herein is qualified in its entirety by the actual text of such Plan.

CURRENT PLAN PROVISIONS

     The Plan authorizes grants of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to directors, employees, consultants and advisors of or to the Company. All of the Company's employees, directors, consultants and advisors are eligible to participate in the Plan.

     The Board of Directors believes that use of stock options authorized under the Plan is beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its employees and others to those of its stockholders and by providing employees and others with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees and others upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent.

     Until October 1997, the Plan was administered and interpreted by the Company's Board of Directors. Upon the formation of the Company's Compensation Committee, which consists of two (2) non-employee directors, in October 1997 the Compensation Committee became responsible for the interpretation and administration of the Plan. The Plan will continue to be administered by the Compensation Committee or another committee appointed by the Board consisting of at least two (2) non-employee directors (the "Committee"). The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of options, the price and timing of options and the other terms and conditions of any award of options.

     Generally, options issued under the Plan have been subject to vesting over a five-year period, with 20% of the options becoming exercisable by the holder thereof on each successive anniversary of the date of grant. To date, the exercise price of options granted under the Plan has been equal to the fair market value of the Common Stock on the date of the grant. On March 16, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $10.375 per share. The total number of shares of Common Stock authorized under the Plan is 600,000, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend or other adjustment to the Company's total number of issued and outstanding shares of Common Stock.

     INCENTIVE STOCK OPTIONS. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Committee determines the consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, Common Stock or other property.

     An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

     The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     NON-QUALIFIED STOCK OPTIONS. A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     No taxable income is realized by an optionee upon the grant of a NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company is entitled to a corresponding tax deduction.

     Upon a subsequent sale or other disposition of Common Stock acquired through exercise of a NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to the Company.

     The following table sets forth grants of options made under the Plan during 1997 to (i) each of the Named Executive Officers identified above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers, both individually and as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the Plan are made at the discretion of the Committee. Accordingly, future grants under the Plan are not yet determinable. It is anticipated that if the Company's 1998 Director Compensation Plan is approved by stockholders, no further option grants will be made to non-employee directors of the Company under the Plan.

                                 PLAN BENEFITS
                             1997 STOCK OPTION PLAN

                                                               NUMBER OF SHARES     WEIGHTED AVERAGE
                                                              SUBJECT TO OPTIONS     EXERCISE PRICE
NAME AND POSITION                                                 GRANTED(#)        PER SHARE($/SH)
-----------------                                             ------------------    ----------------
David A. Schuff.............................................            --                  --
  Chairman of the Board of Directors
Scott A. Schuff.............................................            --                  --
  Director, President and Chief Executive Officer
Kenneth F. Zylstra..........................................        40,000               $5.00
  Director, Vice President, Chief Financial Officer,
  Treasurer and Secretary
Edward M. Carson............................................         7,500               $8.00
  Director
Dennis DeConcini............................................         7,500               $8.00
  Director
Executive Officer Group.....................................        40,000               $5.00
Director Group..............................................        15,000               $8.00
Employee Group..............................................       345,500               $5.00

AMENDMENTS TO PLAN

     The Board of Directors has reviewed the options currently remaining in the option pool for the Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the Plan. As of March 15, 1998, (i) no shares have been issued upon exercise of options or are included in the total number of shares of outstanding Common Stock and (ii) option grants representing 312,000 shares were outstanding under the Plan. Accordingly, there are only options to purchase 288,000 shares of Common Stock available under the Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan. In addition, the proposed increases in the maximum number of options that may be granted to any one optionee and the maximum number of options that may be granted as ISOs are intended to maintain the consistency of those provisions under the current Plan with the proposed increase in the total number of shares authorized for issuance under the Plan. Therefore, the Board is proposing the Amendments to the Plan that would (i) increase the number of shares authorized for issuance under the Plan from 600,000 to 1,600,000, (ii) increase the maximum number of options that may be granted to any one optionee under the Plan from 300,000 to 800,000 and (iii) increase the maximum number of options that may be granted as ISOs under the Plan from 600,000 to 1,600,000. The Amendments, if approved by Stockholders, would be effective as of April 24, 1998, the date of the Board's approval of the Amendments.

REQUIRED VOTE

     Approval of the Amendments to the Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN.

        APPROVAL OF SCHUFF STEEL COMPANY 1998 DIRECTOR COMPENSATION PLAN

                                (PROPOSAL NO.3)

     On February 23, 1998, the Board of Directors adopted, subject to stockholder approval, the Schuff Steel Company 1998 Director Compensation Plan (the "Director Plan"), for non-employee directors of the Company. Upon approval by the stockholders of the Director Plan, no further grants of stock options will be made to non-employee directors under the Company's 1997 Stock Option Plan. The Director Plan sets forth the Board compensation paid by the Company to non-employee directors and authorizes the automatic grants of stock and nonqualified stock options to all non-employee directors of the Company. Currently, the Company's Board of directors includes two (2) non-employee directors. The total number of shares of Common Stock available for awards under the Director Plan is 50,000. The closing price for the Common Stock on March 16, 1998, as reported on the Nasdaq National Market, was $10.375 per share.

     The Board believes that adoption of the Director Plan will promote the success and enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as non-employee directors of the Company and (ii) linking the personal interest of non-employee directors to those of the Company's shareholders. The Director Plan, if approved by shareholders, has an effective date of January 1, 1998.

     The Board of Directors of the Company or a committee appointed by the Board will administer the Director Plan.

     The full text of the Director Plan is set forth in Appendix B to this Proxy Statement. The major features of the Director Plan are summarized below, but this summary is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined have the meanings given to them in the Director Plan.

DESCRIPTION OF AVAILABLE AWARDS

  Board Compensation

     Each non-employee director is entitled to an annual retainer of $20,000, or such other amount as determined from time to time by the Board. The annual retainer is the annual fee paid by the Company to the director, which includes amounts for serving as a chairperson of a committee of the Board, but does not include Board and committee fees. This annual retainer will be paid quarterly and will be paid in cash or in shares of the Company's Common Stock at the non-employee director's discretion. The fair market value of shares of Common Stock will be determined as of the third business day after the public release of the Company's earnings information for the quarter.

     Each non-employee director is entitled to a $1,000 fee for each Board meeting attended and a $700 fee for each Board committee meeting attended that is not held in conjunction with a Board meeting. Nonemployee directors are also entitled to reimbursement by the Company for reasonable expenses incurred in connection with traveling to and attending Board and Board committee meetings.

  Grant of Stock and Stock Options

     Under the Director Plan, a non-employee director is entitled to a grant of 500 shares of the Company's Common Stock each year as of the third business day following the public release of the Company's fiscal year-end earnings information.

     A non-employee director will also be granted a nonqualified option to purchase 500 shares of the Company's Common Stock on the third business day following the public release of the Company's fiscal year-end earnings information. These annual option grants will be immediately vested and exercisable and the exercise price will be equal to the fair market value of the per share price of the Company's Common Stock on the date of grant. Unless earlier terminated, forfeited or surrendered pursuant to the Director Plan, each option granted will expire on the tenth anniversary date of its grant.

     If a director granted options under the Director Plan ceases to be a director for any reason, the unexercised options then held by such director will be exercisable for one year after ceasing to be a director.

     The exercise price of any option is payable to the Company in full either:
(i) in cash or its acceptable equivalent, or (ii) by tendering previously acquired Common Stock having a fair market value at the time of exercise equal to the total option exercise price (provided that the Common Stock tendered upon option exercise has been held by the participant for at least six (6) months prior to tender to satisfy the option exercise price), or (iii) by a combination of (i) and (ii).

     In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, stock combination, or other change in the corporate structure of the Company affecting the Common Stock , the number and/or type of stock subject to any outstanding award, and the option exercise price per share under any outstanding option will be automatically adjusted so that the proportionate interests of the participants will be maintained as before the occurrence of such event. No option granted under the Director Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and options granted to a participant under the plan are exercisable during his or her lifetime only by such participant.

     The grant of shares of Common Stock to the non-employee director will require the director to include in taxable income the fair market value of the Common Stock received. The Company will be entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.

     The grant of an option to a non-employee director under the Director Plan will not produce any taxable income to the director, and the Company will not be entitled to a deduction at that time. On the date the option is exercised, the director will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.

     The rules governing the tax treatment of Common Stock-based awards, including options and stock acquired upon the exercise of options, are quite technical. Therefore, the description of tax consequences set forth in this Proxy Statement is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

AMENDMENT, DURATION, AND TERMINATION

     The Director Plan will become effective upon stockholder approval, with an effective date of January 1, 1998. The Director Plan will begin on the effective date and will remain in effect until all stock under the Director Plan has been granted or purchased according to the plan's provisions or until the Board of Directors exercises its right to terminate the Director Plan. However, no shares of Common Stock or option may be granted under the Director Plan after December 31, 2007. The Board of Directors may terminate, amend or modify the Director Plan at any time. Any such terminations, amendments or modifications will be subject to the approval of the Company's stockholders where required by applicable laws, regulations and rules.

NEW PLAN BENEFITS

     No awards will be granted under the Director Plan until it is approved by the Company's stockholders. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Director Plan or the benefits that would have been received by such participants if the Director Plan had been in effect in the year ended December 31, 1997.

VOTE REQUIRED

     Approval of the Director Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 DIRECTOR COMPENSATION PLAN

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 4)

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP began auditing the Company's financial statements with the then fiscal year ended June 30, 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the election, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

     Ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1999 Annual Meeting must be received at the principal executive offices of the Company by January 28, 1999 to be considered for inclusion in the Company's proxy materials relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                          SCHUFF STEEL COMPANY

                                          SCOTT A. SCHUFF
                                          President and Chief Executive Officer

May 28, 1998

                                   APPENDIX A

                              SCHUFF STEEL COMPANY
                             1997 STOCK OPTION PLAN

 (AS AMENDED, EFFECTIVE AS OF APRIL 24, 1998, SUBJECT TO STOCKHOLDER APPROVAL)

     1. Purpose of the Plan. The purpose of this 1997 Stock Option Plan ("Plan") of Schuff Steel Company, a Delaware corporation ("Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company by affording to directors and key employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

     2. Legal Compliance. It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3.  Administration of the Plan.

          3.1 Plan Committee. The Plan shall be administered by the Board of Directors (the "Board") until such time as the board appoints a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board and shall consist of not less than two (2) persons, each of whom shall qualify as a "non-employee director" under Rule 16b-3. Such persons shall be directors of the Company. All references herein to the "Committee" shall include the Board prior to the time that a Committee is appointed or at any time thereafter that the Board is authorized to act in accordance with this Plan.

          3.2 Grants of Options by the Committee. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in SECTION 7. Such option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

          3.3 Committee Procedures. The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

          3.4 Finality of Committee Action. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

          3.5 Non-Liability of Committee Members. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

     4. Board Power to Amend, Suspend, or Terminate the Plan. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any Option previously granted under the Plan without the express written consent of the optionee; or (ii) be undertaken without shareholder approval if such shareholder approval is required by applicable law or regulation.

     5. Shares Subject to the Plan. For purposes of the Plan, the Committee is authorized to grant Options for up to 1,600,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with SECTION 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

     6. Optionees. Options shall be granted only to officers, directors or key employees of the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in SECTION 10.3.

     7. Grants of Options. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO, except that any Options granted to members of the Committee shall be granted by the Board. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan or within a reasonable period of time thereafter. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors under Rule 16b-3, any Option granted to an executive officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be (a) conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six (6) months after the date of grant or (b) approved by the entire Board or by the shareholders of the Company. Notwithstanding the above and subject to adjustment as provided in
Section 13, the number of shares subject to options that may be granted to any one Optionee under this Plan shall be limited to 800,000.

     8. Option Exercise Price. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall be determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the closing representative bid price (in all other cases) for the Common Stock on the day immediately preceding such date as reported by Nasdaq or such successor quotation system; or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

     9. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs. In addition, the maximum number of shares under this Plan available for grant as ISOs shall be 1,600,000.

     10.  Duration, Exercisability, and Termination of Options.

          10.1 Option Period. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten (10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an Optionee who is a ten percent (10%) shareholder at the date on which the Option is granted as described in SECTION 8.

          10.3 Termination of Options due to Termination of Employment, Disability, or Death of Optionee. All Options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may, in the exercise of its discretion, extend the date to exercise any Option to a date that extends beyond the date the Optionee terminates employment with the Company. Notwithstanding the foregoing, (i) if the Employee Optionee's employment terminates due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the earlier of the expiration of twelve (12) months after such termination or the expiration of the Option (to the extent that the Option was exercisable by him on the date of the termination of his employment); or (ii) in the event of the Employee Optionee's death, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him, as the case may be, within the earlier of twelve (12) months after his death or the expiration of the Option (to the extent that the Option was exercisable by him on the date of his death).

     11.  Manner of Option Exercise; Rights and Obligations of Optionees.

          11.1 Written Notice of Exercise. An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office.

          11.2 Cash Payment for Optioned Shares. If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

          11.3 Stock Swap Feature. At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. If the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of SECTION 8.

          11.4 Investment Representation for Non-Registered Shares and Legality of Issuance. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by SECTION 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

          11.5 Shareholder Rights of Optionee. Upon exercise, the Optionee (or any other person who exercises the Option on his behalf as permitted by
     SECTION 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in
     SECTION 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

          11.6 Holding Periods for Tax Purposes. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

     12. Successive Grants. Successive grants of Options may be made to any Optionee under the Plan.

     13.  Adjustments.

          (a) Except as provided herein, if the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised options shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

          (b) In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; provided, however, that the Committee shall accelerate the exercisability of such options and shall give each Optionee at least 30 days to exercise such options prior to their termination.

          (c) In the event of a Reorganization (as hereinafter defined), then,

             (i) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; provided, however, that the Committee shall accelerate the exercisability of such options and shall give each Optionee at least 30 days to exercise such options prior to their termination; or

             (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

          (d) The term "Reorganization" as used in this SECTION 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company.

          (e) The Committee shall provide to each optionee then holding an outstanding and unexercised option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this
     SECTION 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options.

          Any adjustment to any outstanding ISO pursuant to this SECTION 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (hereinafter for purposes of this SECTION 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

          (f) All adjustments and determinations under this SECTION 13 shall be made by the Committee in good faith in its sole discretion.

     14. Continued Employment. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

     15. Tax Withholding. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Committee may require the Optionee to satisfy the obligation, in whole or in part, by withholding shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in SECTION 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share.

     16.  Term of Plan.

          16.1 Effective Date. Subject to shareholder approval, the Plan shall become effective as of February 5, 1997.

          16.2 Termination Date. Except as to options granted and outstanding under the Plan prior to such time, the Plan shall terminate at midnight on February 4, 2007, and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in SECTION 4.

     17. Limits On Transfer. No right or interest of any Optionee in any Option awarded under this Plan may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Optionee to any other party other than the Company. Except as otherwise provided by the Committee at the time of grant or thereafter, no Option shall be assignable or transferable by an Optionee other than by will or the laws of descent and distribution.

     18. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

     19. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of Arizona.

                                   APPENDIX B

                              SCHUFF STEEL COMPANY
                        1998 DIRECTOR COMPENSATION PLAN

                ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Schuff Steel Company, a Delaware corporation (the "Company"), establishes the "Schuff Steel Company 1998 Director Compensation Plan" (the "Plan") for its Nonemployee Directors, as set forth in this document. The Plan sets forth the Annual Retainer payable to Nonemployee Directors and grants shares of Stock and Nonqualified Stock Options to Nonemployee Directors, subject to the terms below.

     Subject to the approval of the Plan by the Company's shareholders, the Plan will become effective January 1, 1998 (the "Effective Date"). However, Stock and Options granted under the Plan will be canceled if the Plan is not approved by the Company's shareholders at its next regularly scheduled shareholders' meeting after the Effective Date.

     1.2 Purpose of the Plan. The purpose of the Plan is to further the Company's short- and long-term objectives by attracting and retaining the services of Nonemployee Directors of outstanding competence and by linking the personal interests of Nonemployee Directors to those of the Company's shareholders.

     1.3 Duration of the Plan. The Plan will begin on the Effective Date and shall remain in effect until all Stock under the Plan has been granted or purchased according to the Plan's provisions or until the Board of Directors exercises its right to terminate the Plan. However, no shares of Stock or Options may be granted under the Plan after December 31, 2007.

                    ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Annual Grant Date" means the third business day following the public release of the Company's fiscal year-end earnings information.

          (b) "Annual Retainer" means the annual fee payable by the Company to a Nonemployee Director, including amounts payable for service as a chairperson of a committee of the Board, but excluding Board and committee meeting fees.

          (c) "Board" or "Board of Directors" means the Board of Directors of Schuff Steel Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the committee of the Board of Directors appointed by the Board to administer this Plan.

          (f) "Company" means Schuff Steel Company, a Delaware corporation, or any successor thereto as provided in Section 9.2 herein.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (h) "Fair Market Value" means the fair market value of such Stock as determined by the Board in its discretion, under one of the following methods: (i) the closing price for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no price is so reported for that date, such price on the next preceding date for which the closing price was reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

          (i) "Nonemployee Director" means any individual who is a member of the Board of Directors, but who is not otherwise an employee of the Company.

          (j) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an incentive stock option qualifying under Code Section 422.

          (k) "Option" means a Nonqualified Stock Option under this Plan.

          (l) "Participant" means a Nonemployee Director of the Company who has outstanding an award granted under the Plan.

          (m) "Stock" means the shares of common stock of Schuff Steel Company.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only such portion shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect.

                           ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Board or a Committee of two or more Nonemployee Directors appointed by the Board to administer the Plan, subject to the restrictions set forth in this Plan. Except as otherwise provided, reference to the Committee shall refer to the Board if the Board does not appoint a Committee to administer the Plan.

     3.2 Administration by the Committee. The Committee shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to take any action that would result in the Plan not being treated as a formula plan under Section 16 of the Exchange Act.

     3.3 Decisions Binding. All decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of shares of Stock available for grant under the Plan may not exceed 50,000. The Stock issued may be authorized and unissued Stock or Stock reacquired by the Company, as determined by the Committee.

     4.2 Lapsed Awards. If any Option granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to purchase pursuant to such Option again shall be available for grant under the Plan.

     4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Stock combination, or other change in the corporate structure of the Company affecting the Stock, the number and/or type of Stock subject to any outstanding Award, the Option exercise price per share under any outstanding Option, will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of this Plan.

                   ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

     5.2 Actual Participation. All eligible Nonemployee Directors shall receive an Annual Retainer under Article 6 and shall receive grants of Stock and Options pursuant to Article 7.

                         ARTICLE 6.  BOARD COMPENSATION

     6.1 Annual Retainer. In consideration for service on the Board, each Nonemployee Director shall be entitled to an Annual Retainer equal to $20,000, or such other amount as determined from time to time by the Board. The Annual Retainer shall be paid in quarterly installments provided that the Nonemployee Director is providing services as a member of the Board on such date. If a Nonemployee Director terminates service on the Board prior to the last day of a calendar quarter, the Nonemployee Director shall be entitled to receive a pro rata portion of his Annual Retainer for such quarter.

     6.2 Board and Committee Fees and Expenses. Each Nonemployee Director shall be entitled to a fee equal to $1,000 for each Board meeting and a fee equal to $700 for each Board committee meeting that is not in conjunction with a Board meeting. Such amounts may be adjusted from time to time in the Board's discretion. In addition, the Company shall reimburse each Nonemployee Director for reasonable expenses incurred by the Nonemployee Director for traveling to and attending Board and Board committee meetings.

     6.3 Method of Payment. A Nonemployee Director's Annual Retainer shall be paid in cash or in shares of Stock, the Fair Market Value of which shall be determined as of the third business day after the public release of the Company's earnings information for the quarter, and shall be issued promptly thereafter. The determination of the portion of the Annual Retainer to be paid in cash or Stock shall be pursuant to an irrevocable annual election made by the Nonemployee Director on or before February 15 of each year. The Board and Board committee fees will be paid in cash promptly after such meetings.

                      ARTICLE 7.  STOCK AND OPTION GRANTS

     7.1 Annual Grant of Stock. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director shall be granted 500 shares of Stock on the third business day following the public release of the Company's fiscal year-end earnings information.

     7.2 Annual Grant of Options. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director shall be granted an Option to purchase 500 shares of Stock on each Annual Grant Date. The Option granted pursuant to this Section 7.2 shall be immediately vested and exercisable as of the relevant Annual Grant Date.

     7.3 Individual Award Agreement. Each Option grant shall be evidenced by an individual agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

     7.4 Option Price. The purchase price per share available for purchases under an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value on the Annual Grant Date.

     7.5 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 7 shall expire on the tenth anniversary date of its grant.

     7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its acceptable equivalent, or (b) by tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price (provided that the Stock tendered upon Option exercise has been held by the Participant for at least six
(6) months prior to their tender to satisfy the Option price), or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     7.7 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Stock acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.

     7.8 Termination of Service on the Board of Directors. If the service of a Participant on the Board terminates for any reason any outstanding Options that are not vested as of such date shall be forfeited. The Options that are otherwise exercisable as of the date of such termination shall be exercisable by the Participant for one year after such termination, unless the Options expire earlier under Section 7.5.

     7.9 Nontransferability of Options. No Option granted under this Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

              ARTICLE 8.  AMENDMENT, MODIFICATION, AND TERMINATION

     8.1 Amendment, Modification, and Termination. The Board may, at any time and from time to time, terminate, amend or modify the Plan; provided, however that to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     8.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding such Option.

                           ARTICLE 9.  MISCELLANEOUS

     9.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     9.2 Successors. All obligations of the Company under this Plan, with respect to Options, cash or Stock granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     9.3 Requirements of Law. The granting of Options, cash and Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision set forth in this Plan, the Committee may, at its sole discretion, terminate, amend, or modify this Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

     9.4 Governing Law. This Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.

                              SCHUFF STEEL COMPANY
                           1841 WEST BUCHANAN STREET
                             PHOENIX, ARIZONA 85009
                                     PROXY

The undersigned hereby appoints Scott A. Schuff and Kenneth F. Zylstra, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies, to vote the shares of stock of Schuff Steel Company which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, June 16, 1998, at 10:00 a.m., Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCHUFF STEEL COMPANY AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS MARKED TO WITHHOLD AUTHORITY AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION INDICATED HEREON; IN THE ABSENCE OF A SPECIFICATION AS TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                              SCHUFF STEEL COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. ELECTION OF DIRECTORS:                            For  Withhold  For All
                                                     All     All    Except
                                                     [ ]     [ ]      [ ]
INSTRUCTION: TO WITHHOLD           NOMINEES:
AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A       David A. Schuff
LINE THROUGH THAT NOMINEE'S        Scott A. Schuff
NAME AT RIGHT.                     Kenneth F. Zylstra
                                   Edward M. Carson
                                   Dennis DeConcini


                                                      FOR   AGAINST   ABSTAIN
2. APPROVAL OF AMENDMENTS TO SCHUFF STEEL COMPANY     [ ]     [ ]       [ ]
   1997 STOCK OPTION PLAN

3. APPROVAL OF SCHUFF STEEL COMPANY 1998 DIRECTOR     [ ]     [ ]       [ ]
   COMPENSATION PLAN

4. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP     [ ]     [ ]       [ ]
   AS INDEPENDENT AUDITORS

                                     5. IN THEIR DISCRETION, THE PROXIES ARE
                                        AUTHORIZED TO VOTE UPON ALL OTHER
                                        MATTERS THAT PROPERLY MAY BE PRESENTED
                                        AT THE MEETING.


                                     The undersigned hereby revokes proxy or
                                     proxies heretofore given to vote such
                                     shares at said meeting or at any
                                     adjournment thereof.

                                     Signature of Stockholder:
                                                               --------------------
                                     Date:                                   , 1998
                                           ----------------------------------
                                     FIRST CLASS MAIL. IMPORTANT: PLEASE SIGN AND
                                     RETURN PROMPTLY PROXY MATERIAL ENCLOSED.
                                     (Please sign exactly as name appears on
                                     this proxy, indicating, where proper, official
                                     position or representative capacity).
------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
